UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2025

Nkarta, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39370	47-4515206
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 Veterans Boulevard South San Francisco, CA		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (925) 407-1049

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKTX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02 Results of Operations and Financial Condition.

On March 26, 2025, Nkarta, Inc. (the “Company”) issued a press release announcing the Company’s financial results for the fourth quarter and year ended December 31, 2024. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information in Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be, or be deemed, incorporated by reference in any filings under the Securities Act of 1933, as amended (the “Securities Act”), unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On March 26, 2025, the Company initiated a reduction in force (the “Reduction”) that is expected to result in a reduction of approximately 34% of the Company’s workforce, or 53 positions. The Company has previously announced the deprioritization of further development of NKX101, as well as NKX019 for non-Hodgkin lymphoma, in order to direct primary resources to the development of NKX019 for the treatment of autoimmune diseases. The Company undertook the Reduction to decrease its costs and create a more streamlined organization to enable achievement of clinical milestones for NKX019, including clinical data updates expected during the second half of 2025, as described further below, and to preserve the Company’s cash reserves following the realization of these milestones. The cost reductions realized from the Reduction are expected to extend the Company’s cash runway into 2029.

In connection with the implementation of the Reduction, the Company currently estimates it will incur approximately $5.5 million to $6.5 million in expenses, consisting primarily of cash severance costs, benefits, payroll taxes and other termination costs for impacted employees, which the Company expects to primarily recognize in the first quarter of 2025. The Company expects to substantially complete the Reduction by the end of 2025.

The estimates of costs and expenses that the Company expects to incur in connection with the Reduction are subject to a number of assumptions and actual results may differ materially. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the Reduction.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial and Business Officer Separation and Consulting Agreements

On March 26, 2025, the Company announced that Alyssa Levin’s employment would be terminated effective March 31, 2025 (the “Levin Transition Date”) in connection with the Reduction. Ms. Levin has served as the Chief Financial and Business Officer of the Company. The Company and Ms. Levin mutually agreed that Ms. Levin would continue to assist the Company as a consultant after the Levin Transition Date. The Company has offered Ms. Levin a Separation Agreement in connection with the termination of her employment (the “Levin Separation Agreement”) and, in connection with the transition support that Ms. Levin has agreed to provide, the Company and Ms. Levin will enter into a Consulting Agreement to take effect April 1, 2025 (the “Levin Consulting Agreement”).

The Levin Separation Agreement generally provides that, subject to Ms. Levin’s execution of a general release and waiver of claims, the Company will provide Ms. Levin the following severance benefits in connection with the termination of her employment: the Company will pay Ms. Levin nine months of her base salary, less taxes and withholdings, in installments over the nine-month period following the Levin Transition Date, the Company will reimburse Ms. Levin’s premiums to continue healthcare coverage under COBRA for up to nine months, Ms. Levin’s vested and outstanding stock options granted by the Company will remain exercisable for up to 12 months following a termination of her services. The Levin Consulting Agreement generally provides that Ms. Levin will provide consulting assistance and transition support to the Company for up to three months following the Levin Transition Date, which may be extended upon mutual agreement by the Company and Ms. Levin. The Consulting Agreement may be terminated by either the Company or Ms. Levin upon 30 days’ notice to the other party. The Company will pay Ms. Levin an hourly rate for the services she provides under the Levin Consulting Agreement.

The foregoing description of the Levin Separation Agreement and the Levin Consulting Agreement are each qualified in its entirety by reference to the complete text of the Levin Separation Agreement and the Levin Consulting Agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the three months ending March 31, 2025.

Principal Financial Officer and Principal Accounting Officer Appointment

Effective as of Levin Transition Date, the Board appointed Nadir Mahmood, Ph.D., the Company’s President, to succeed Ms. Levin as the Company’s principal financial officer and principal accounting officer.

Dr. Mahmood’s biographical information is set forth in the Company’s Form 8-K filed on July 16, 2024 and is incorporated by reference herein. There will be no change to Dr. Mahmood’s compensation as a result of his appointment to principal financial officer and principal accounting officer.

There are no arrangements or understandings between Dr. Mahmood and any other person pursuant to which Dr. Mahmood was appointed as principal financial officer and principal accounting officer. There are no family relationships between Dr. Mahmood and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On March 26, 2025, the Company announced that preliminary clinical data from the Ntrust-1 clinical trial of NKX019 for the treatment of lupus nephritis and the Ntrust-2 clinical trial of NKX019 for the treatment of systemic sclerosis, idiopathic inflammatory myopathy and ANCA-associated vasculitis is now planned for the second half of 2025.

Forward-Looking Statements

This Current Report on Form 8-K contains statements regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “potential,” “projects,” “would,” and “future” or similar expressions are intended to identify forward-looking statements. Examples of these forward-looking statements include, but are not limited to, the Company’s expected cash runway; anticipated costs associated with and impact of the Reduction, including specific categories of costs and future cash expenditures and the timing of when such costs are expected to be recognized; the Company’s position, plans, strategies, and timelines for the continued and future clinical development and commercial potential of its products; and plans and timelines for the future availability and presentation of clinical data.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among others: Nkarta’s limited operating history and historical losses; Nkarta’s lack of any products approved for sale and its ability to achieve profitability; the risk that the results of preclinical studies and early-stage clinical trials may not be predictive of future results; Nkarta’s ability to raise additional funding to complete the development and any commercialization of its product candidates; Nkarta’s dependence on the clinical success of NKX019; that Nkarta may be delayed in initiating, enrolling or completing its clinical trials; competition from third parties that are developing products for similar uses; Nkarta’s ability to obtain, maintain and protect its intellectual property; Nkarta’s dependence on third parties in connection with manufacturing, clinical trials and pre-clinical studies; the complexity of the manufacturing process for CAR NK cell therapies; and the success of Nkarta’s recent (and any future) cost containment measures.

These and other risks and uncertainties are described more fully in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Annual Report on Form 10-K, and Nkarta’s other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this Current Report on Form 10-K speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated March 26, 2025 entitled “Nkarta Reports Fourth Quarter and Full Year 2024 Financial Results and Corporate Highlights”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nkarta, Inc.

Date: March 26, 2025	By:	/s/ Alyssa Levin
Alyssa Levin
Chief Financial and Business Officer